Filed pursuant to Rule 424 (b)(2)

                PRICING SUPPLEMENT NO. 2, DATED July 10, 1997,

               TO PROSPECTUS SUPPLEMENT, DATED October 24, 1996


                   BURLINGTON NORTHERN SANTA FE CORPORATION
                         MEDIUM-TERM NOTES, SERIES A
                                 (FIXED RATE)
                               CUSIP 12189QABb


                 DUE MORE THAN NINE MONTHS FROM DATE OF ISSUE


INTEREST PAYABLE EACH January 15 and July 15 and at maturity

PRINCIPAL AMOUNT:  $175,000,000

ISSUE PRICE:  100%

AGENT'S COMMISSION:  .55%

NET PROCEEDS TO ISSUER: $174,037,500

SELLING AGENT:  JP Morgan ($87,500,000)
               Morgan Stanley ($87,500,000)

TRADE DATE:  July 10, 1997

ORIGINAL ISSUE DATE:  July 15, 1997

INTEREST RATE:  6.53%

INTEREST PAYMENT DATES:  January 15 AND July 15; First payment on January 15,
1998

MATURITY DATE:  July 15, 2037

REGULAR RECORD DATES:  15 days prior to interest payment date

OPTIONAL REPAYMENT DATE(S):  --

SPECIFIED CURRENCY:  U.S. dollars

REDEEMABLE, at the Company's option:

_ Yes   X No

INITIAL REDEMPTION DATE:

INITIAL REDEMPTION PERCENTAGE:

REPAYABLE at the Noteholder's option:

 X Yes  _ No

REPAYMENT DATES:  July 15, 2003

REPAYMENT PRICE:  100%


APPLICABILITY OF ANNUAL

REDEMPTION PERCENTAGE REDUCTION:

X Yes  _ No  If yes, percentage:  ___%

APPLICABILITY OF MODIFIED

PAYMENT UPON ACCELERATION:

_Yes    X No  If yes, percentage:  ___%


FORM:

 X Global Note     ___ Certificated


DISCOUNT NOTE:

_ Yes    X No


REPURCHASE PRICE

(For Discount Securities):
YIELD TO MATURITY

OTHER PROVISIONS:     The aggregate principal amount of this offering is
$175,000,000 and relates only to Pricing Supplement No. 2. Notes may be issued by the Company in the aggregate principal amount of up to $475,000,000 or its equivalent in one or more currencies or composite currencies. To date, including this offering, an aggregate of $275,000,000 of Notes has been issued.


TYPE OF SALE:  IF PRINCIPAL TRANSACTION, REOFFERING AT:




 X As Agent (JP Morgan)

 _ Varying prices to prevailing
   market prices at the time of resale


 X As Principal (Morgan Stanley)

 X fixed offering price of 100%
   of principal Amount